Exhibit 10.3

                              Consultant Agreement

Agreement Commencement Date: May 1, 2002

C.M.C.
Management, Incorporated
Project & Management Consulting
869 Concord Street
Framingham, MA  01701
(508) 626-0773

Agreement Termination Date:  May 1 , 2004

Per Clause 4 of this Agreement
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B E T W E E N:
Name:                    C.M.C. Management, Incorporated
                         Project & Management Consulting
                         869 Concord Street
                         Framingham, MA  01701

                  (Hereinafter referred to as "the Consultant")

                                      And

                         CyPost Corporation
                         900-1281 Georgia Street
                         Vancouver, BC   V6E 3J7
                   (Hereinafter referred to as "the Company")


IN CONSIDERATION OF the mutual covenants, terms and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


     1. Insurance Clause 10.
        -------------------

               It is hereby agreed and initialled by both parties that Clause
                                                                       ------
               10. Insurance shall not apply or have effect in this Agreement
               -------------


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       For CyPost                            C.M.C. Management,
       Incorporated


       -----------------                     ------------------

     2. The Company shall.
        -----------------
Allow the use of existing Company facilities required to complete the tasks.

     3. Compensation and Hours of Work.
        ------------------------------
               (a) The Company agrees to consultation fee rate of two hundred fifty U.S. dollars per hour, (USD 250.00/hour), billable in 15 minute increments for Services provided and billed on the first (1st) day of each month and payable net 10 days for Services provided within this Agreement. The aforesaid fee is payable in cash, check or S-8 stock and/or combination of any of the above to the consultant by the Company.
               (b) The Consultant shall maintain complete and accurate accounting records, in a form in accordance with sound accounting practices, to substantiate his/her invoices hereunder. The Consultant shall retain such records for a minimum of one year from the date of final payment under this Agreement.
               (c) The Consultant shall submit an invoice once per month, showing work finished or in progress and time applied to each with a document of records supporting billable hours via electronic mail to the CEO or his designated person at the Company.


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     4. Term.
        ----

          This Agreement shall commence on the Date of Commencement of Term, and shall remain in effect from month to month until the Date of Termination of Term (the "Term").
          This Agreement may be terminated at any time at the option of one party, upon the failure of the other party to comply with the covenants, terms and agreements of this Agreement and upon notice of such failure to such other party, or upon giving 30 days written notice to the other Party of the intention to terminate the Agreement.

          Upon any termination of this Agreement, the Consultant shall deliver to the Company all written or descriptive matter which has been developed, maintained or copied by the Consultant in furtherance of this Agreement, or which may contain Confidential Information (as defined below), including, but not limited to drawings, files, lists, plans, blueprints, papers, documents, tapes, software or any other such media. The Consultant shall secure all such written or descriptive matter in locked files at all times to prevent their loss or unauthorized disclosure, and to segregate Confidential Information at all times from the material of others. In the event of loss or destruction of any such written or descriptive matter, the Consultant shall promptly notify the Company of the particulars of the same in writing.

     5. Confidential Information.
        ------------------------

          (a) For the purposes of this Agreement, the term "Confidential Information" means all information disclosed to, or acquired by, the Consultant or the Consultant's employees or agents in connection with, and during the term of this Agreement which relates to the Company's past, present and future research, developments, systems, operations and business activities, including, without limiting the generality of the foregoing:

                    i. All items and documents prepared for, or submitted to, the Company in connection with this Agreement, and

                    ii. All information specifically designated by the Company as confidential;

               But shall not include any information which was known to the Consultant prior to the date hereof, or which was publicly disclosed otherwise than by breach of this Agreement.

          (b) The Consultant acknowledges that pursuant to the performance of his/her obligations under this Agreement, he/she may acquire Confidential Information. The Consultant covenants and agrees, during the Term and following any termination of this Agreement, to hold and maintain all Confidential Information in trust and confidence for the Company and not to use Confidential Information other than for the benefit of the Company except as required by Law. Except as authorized in writing by the Company, the Consultant covenants and agrees not to disclose any Confidential Information, by publication or otherwise, to any person other than those persons whose services are contemplated for the purposes of carrying out this Agreement, provided that such persons agree in writing to be bound by, and comply with the provisions of this paragraph. The Consultant shall obtain similar covenants and agreements to those contained in this paragraph for the benefit of the Company from each of its employees or agents who are, or may be, exposed to Confidential Information.


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          6. Rights in Data.
             --------------

               (a) All of the items prepared for or submitted to the Company under this Agreement (the "Items") shall belong exclusively to the Company. The Consultant hereby assigns to the Company the ownership of copyright in the Items and the Company shall have the right to obtain and hold, in its own name, copyrights, registrations and similar protection, which may be available in the Items. The Consultant shall give the Company or its designees all assistance reasonably required to perfect such rights.

               (b) To the extent that any pre-existing materials are contained in the Items, the Consultant grants to the Company an irrevocable, non-exclusive, worldwide, royalty-free license to (i) use, execute, reproduce, display, perform, distribute (internally or externally) copies of, and prepare derivative works based upon the Items and (ii) authorize others to do any, some or all of the foregoing.

               (c) No license or right is granted to the Consultant either expressly or by implication, estoppels or otherwise, to publish, reproduce, prepare derivative works based upon, distribute copies of, publicly display, or perform, any of the Items, except pre-existing materials of the Consultant, either during the Term or after termination of this Agreement.

          7.   Warranties.
               ----------

                    The Consultant represents and warrants as follows:

               (a) That he/she is under no obligation or restriction, nor will he/she assume any such obligation or restriction, which would in any way interfere or be inconsistent with, or present a conflict of interest concerning the services to be furnished by him/her under this Agreement.

               (b) That all items delivered to the Company pursuant to this Agreement are original and that no portion of such items, or their use or distribution, violates or is protected by any copyright or similar right of any third party.

               (c) That any information disclosed by the Consultant to the Company is not confidential and/or proprietary to the Consultant and/or any third party.


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     8. Trade Marks and Trade Names.
        ----------------------------

                    Notwithstanding any other provision of this Agreement, the Consultant shall have no right to use the Trade Marks or Trade Names of the Company or to refer to this Agreement or the Services, directly or indirectly, in connection with any product, service, promotion or publication without the prior written approval of the Company.

     9. Notices.
        -------

                    All notices, requests, demands or other communications required by this Agreement or desired to be given or made by either of the parties to the other hereto shall be given or made by personal delivery or by mailing the same in a sealed envelope, postage prepaid, registered mail, return receipt requested, and addressed to the parties at their respective addresses set forth above or to such other address as may, from time to time, be designated by notice given in the manner provided in this paragraph. Any notice or communication mailed as aforesaid shall be deemed to have been given and received on the third business day next following the date of its mailing. Any notice or writing delivered to a party hereto shall be deemed to have it been given and received on the day it is delivered, provided that if such day is not a business day, then the notice or communication shall be deemed to have been given and received on the business day next following such date.

     10. Insurance.
         ---------

                    The Consultant shall maintain, throughout the performance of his/her obligations under this Agreement, adequate general liability insurance providing coverage against liability for bodily injury, death and property damage which may arise out of or based upon any act or omission of the Consultant or any of its employees, agents or subcontractors under this Agreement. Upon written request, the Consultant shall promptly provide certificates from its insurers indicating the amount of insurance coverage, the nature of such coverage and the expiration date of each applicable policy.

     11. Compliance With Laws.
         --------------------

                    The Consultant agrees that he will comply with all applicable laws, ordinances, regulations and codes in the performance of its obligations under this Agreement, including the procurement of permits and certificates where required. The Consultant further agrees to hold harmless and indemnify the Company against any loss or damage to include reasonable solicitor's fees that may be sustained by reason of the failure of the Consultant to comply with such laws, ordinances, regulations and codes.

     12. Entire Agreement.
         ----------------

                    This Agreement sets forth the entire Agreement between the parties hereto in connection with the subject matter hereof. No alteration, amendment or qualification of this Agreement shall be valid unless it is in writing and is executed by both of the parties hereto.

     13. Severability.
         ------------

                    If any paragraph of this Agreement or any portion thereof is determined to be unenforceable or invalid by the decision of any court by competent jurisdiction, which determination is not appealed or appeasable, for any reason whatsoever, such unenforceability or invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as if it did not contain the particular provision held to be invalid and the rights and obligations of the parties shall be construed and enforced accordingly.

     14. Further Assurances.
         ------------------

                    The parties hereto covenant and agree that each shall and will, upon reasonable request of the other, make, do, execute or cause to be made, done or executed, all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of the this Agreement.

     15. Successors and Assigns.
         ----------------------

                    The Consultant shall not assign this Agreement or any interest herein or subcontract the performance of any Services without the prior written consent of the Company. This Agreement may be assigned by the Company without the Consultant's consent and the Assignee shall have the rights and obligations of the Company. This Agreement shall enure to the benefit of and be binding on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

     16. Governing Law.
         -------------

                    This Agreement shall be governed by and construed in accordance with the laws of:


State/Province                       British Columbia,  Canada
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     17. Relationship.
         ------------

                    The Consultant shall perform the Services as an independent contractor. Nothing contained in this Agreement shall be deemed to create any association, partnership, joint venture, or relationship of principal and agent or employer and employee between the parties hereto or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party. The Consultant also agrees that he will not hold himself out as an affiliate of or partner, joint venturer, co-principal or co-employer with the Company, by reason of the Agreement and that the Consultant will not knowingly permit any of his employees, agents or representatives to hold themselves out as, or claim to be, officers or employees of the Company by reason of the Agreement. In the event that the Company is adjudicated to be a partner, joint venturer, co-principal or co-employer of or with the Consultant. The Consultant shall indemnify and hold harmless the Company from and against any and all claims for loss, liability or damages arising therefrom.

     18. Construction.
         ------------

                    In this Agreement, except as otherwise expressly provided, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be read and construed as agreeing with the required word and pronoun.

     19. Headings.
         --------

                    The division of this Agreement into paragraphs and the use of headings are for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions.

                      -----------------------------------


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SIGNED:
Consultant /s/Leonard P. Belli  .       Witness /s/ JTW. Johnston
             -----------------                      -------------
 Leonard P. Belli, President                  JTW Johnston
                                              ----------------------------
               (Print name)                   (Print Name)

CyPost Corporation      /s/ Javan Khazali.
                        -----------------
Javan Khazali
Position: Chief Executive Officer


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July 24, 2002




Mr. Javan Khazali - Managing Director
CyPost Corporation
900-1281 West Georgia Street
Vancouver, BC, Canada
V6E 3J7

Re:  Consultant Agreement Clarification




Dear Mr. Khazali;


I, Leornard P. Belli, was assigned the above referenced contract from CMC Management, Inc. to conduct consulting services for your organization. I, personally, will perform all services for CyPost Corporation as referred above.



Very truly yours,
/s/ Leonard P. Belli

Leonard P. Belli


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